Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Revises Fiscal 2009 Guidance
•	Fiscal 2009 Revenue Expected to be Approximately $810 Million to $825 Million
•	Adjusted EBITDA Guidance Revised to be Approximately $20 Million to $24 Million excl. restructuring charges
BOCA RATON, Fla. — October 2, 2008 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced revisions to the company’s previously announced revenue and adjusted EBITDA guidance.
Agilysys now expects fiscal 2009 revenue of approximately $810 million to $825 million and adjusted EBITDA of approximately $20 million to $24 million, which excludes restructuring charges of $23.8 million related to both the severance costs of its first quarter cost reductions and the write-off of goodwill and intangible assets associated with The CTS Corporations, which was acquired in May 2005. In the company’s fourth-quarter earnings release on June 2, 2008, the company stated it expected fiscal 2009 revenue of between $860 million and $900 million with adjusted EBITDA excluding restructuring charges of $27 million to $40 million.
“Previously, our customers had expectations for increased year-over-year spending in the latter half of 2008 and early 2009. As a result of the continued uncertainty on the macro-economic front, we expect capital spending and demand for IT investment to remain soft.” said Arthur Rhein, chairman, president, and chief executive officer of Agilysys. “With the recent turmoil in the financial and credit markets, our guidance implies a flat to somewhat negative year-over-year second half as we believe projects are more likely to be reduced in scope or delayed.”
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, revenue volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, new product introductions and economic conditions.

In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.
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Investor contact:
Martin Ellis
Executive Vice President, Treasurer, and Chief Financial Officer
Agilysys, Inc.
440-519-8636
martin.ellis@agilysys.com
Media contact:
Shawn Turner
Communications manager
Agilysys, Inc.
440-519-8627
shawn.turner@agilysys.com